UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2010

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-51199 (Commission File Number)	42-1579325 (IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On October 12, 2010, the Board of Directors (the “Board”) of Inland Western Retail Real Estate Trust, Inc. (the “Company”) increased the annual base salary for the following officers, effective January 1, 2011:  Steven P. Grimes, Chief Executive Officer, President, Chief Financial Officer and Treasurer, to $525,000; Shane C. Garrison, Executive Vice President and Chief Investment Officer, to $350,000; Dennis K. Holland, Executive Vice President, General Counsel and Secretary, to $325,000; and Niall J. Byrne, Executive Vice President and President of Property Management to $275,000.  Among other reasons, the Board made these adjustments as none of the management team, other than Mr. Grimes, has had an increase in base salary during the period from January 1, 2008 through January 1, 2011, the effective date of such adjustments, while undertaking increased workloads due to the recent economic recession and the reallocation of duties of the Company’s previous President and Chief Executive Officer, who left in 2009. In addition, the Board made these adjustments at this time in view of the fact that the adjustments to the management team’s base salaries aggregated $260,000, which is less than the $375,000 in executive compensation savings achieved by the combining of the role of the Chief Financial Officer with the Chief Executive Officer.  The Board has also amended the bonus arrangement for the management team, among others, to provide that bonuses, if any, will be made in shares of common stock of the Company rather than cash, if certain goals are achieved.

Item 5.03           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)          Effective October 12, 2010, the Board amended the Bylaws of the Company to (i) permit the designation of several levels of vice presidents and (ii) delete a provision for access to records for stockholders which merely repeated an identical provision in the Articles of Amendment and Restatement of the Company.

Item 5.07           Submission of Matters to a Vote for Security Holders.

The Company held its Annual Meeting of Stockholder on October 12, 2010, at which the following matters were submitted to a vote.

(1)          The Stockholders elected each of the Board’s eight director nominees as set forth below:

Nominee	Votes For	Votes Withheld

Kenneth H. Beard	256,578,922	38,031,037

Frank A. Catalano, Jr.	280,212,400	14,397,559

Paul R. Gauvreau	256,322,717	38,287,241

Nominee	Votes For	Votes Withheld

Gerald M. Gorski	280,209,305	14,400,654

Brenda G. Gujral	280,108,016	14,501,942

Richard P. Imperiale	280,402,082	14,207,877

Kenneth E. Masick	280,382,348	14,227,610

Barbara A. Murphy	279,415,978	15,193,980

(2)        The Stockholders voted as set forth below to approve the amendment and restatement of the Company’s Charter:

Votes For	Votes Against	Abstentions

267,504,498	15,207,451	11,898,014

(3)        The Stockholders voted as set forth below to approve the Second Amended and Restated Inland Western Retail Real Estate Trust, Inc. Independent Director Stock Option Plan:

Votes For	Votes Against	Abstentions

256,332,167	24,143,234	14,134,561

There were no broker non-votes on any matter voted on at the 2010 Annual Meeting of Stockholders.

Item 7.01           Regulation FD Disclosure

Attached to this Form 8-K as Exhibit 99.1 is a copy of a press release issued by the Company on October 12, 2010 with respect to its annual meeting of Stockholders.

The information in this Item of this Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

The following Exhibits are included with this Report:

3.1                            Fifth Articles of Amendment and Restatement of Inland Western Retail Real Estate Trust, Inc.

3.2                            Fourth Amended and Restated Bylaws of Inland Western Retail Real Estate Trust, Inc.

99.1                    Press release of Inland Western Retail Real Estate Trust, Inc.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “consider,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: October 15, 2010		Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Articles of Amendment and Restatement of Inland Western Retail Real Estate Trust, Inc.

3.2	Fourth Amended and Restated Bylaws of Inland Western Retail Real Estate Trust, Inc.

99.1	Press release of Inland Western Retail Real Estate Trust, Inc.